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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
RadiSys Corporation

      We consent to the incorporation by reference in the registration statement No. 333-49092 and 333-111547 on Form S-3 and registration statement No. 333-80577, 333-00514, 333-46473, 333-80087, 333-80089, 333-85093, 333-38966,
333-38988, 333-50582, 333-50584, 333-68362, 333-106670, 333-111520, 333-116570,
and 333-126189 on Form S-8 of RadiSys Corporation of our report dated March 1, 2006 with respect to the consolidated balance sheet of RadiSys Corporation as of December 31, 2005 and the related consolidated statement of operations and cash flows for the year then ended, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appears in the December 31, 2005 Form 10-K of RadiSys Corporation.

/s/ KPMG LLP

Portland, Oregon
March 1, 2006